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                                                                     EXHIBIT 5.1

                            Mayer, Brown, Rowe & Maw
                            190 South LaSalle Street
                            Chicago, Illinois 60603

                               December 18, 2002

Tenneco Automotive Inc.
500 North Field Drive
Lake Forest, Illinois 60045

                     Re: Registration Statement on Form S-8
                        2,000,000 Shares of Common Stock

Ladies and Gentlemen:

     In connection with the Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission on December 18, 2002, relating to the offering of up to 2,000,000 shares (the "Shares") of Common Stock, $0.01 par value, of Tenneco Automotive Inc. (the "Company"), you have requested our opinion with respect to the matters set forth below. The Shares of Common Stock may be issued pursuant to the 2002 Long-Term Incentive Plan (the "Plan").

     In our capacity as the Company's special counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization of the Plan. In addition, in rendering the opinions expressed herein, we have examined and relied upon such documents, corporate records, certificates of public officials and certificates as to factual matters executed by officers of the Company as we have deemed necessary or appropriate. We have assumed the authenticity, accuracy and completeness of the originals of all documents, records and certificates submitted to us as copies. We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered.

     Based upon the foregoing, we are of the opinion that the Shares of Common Stock are duly authorized for issuance and, when issued in accordance with the provisions of the Plan, will be validly issued, fully paid and non-assessable shares of the Company.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm in the Prospectus contained therein.

     We are admitted to practice law in the State of Illinois, and we express no opinion as to matters under or involving any laws other than the laws of the State of Illinois, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

                                          Very truly yours,

                                          /s/ MAYER, BROWN, ROWE & MAW

                                          MAYER, BROWN, ROWE & MAW